UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2017, Val Stalowir, age 54, was appointed Chief Executive Officer of Reed’s Inc., a Delaware corporation (“Reed’s”). On June 28, 2017, the board of directors of Reed’s also expanded the board to six seats and appointed Mr. Stalowir to serve as a director, filling the newly created vacancy.

Since November 2016, Mr. Stalowir has served as an independent food and beverage investment consultant working with varied consumer focused private equity groups. Prior, from April 2015 to November 2016, Mr. Stalowir served as Chief Executive Officer of privately held International Harvest, Inc., a leading supplier of certified organic, gluten free, non-GMO, vegan and raw superfoods. In 2011, Mr. Stalowir founded Global Restaurant Group, LLC (GRG) in Kyiv, Ukraine, a privately held, international quick serve restaurant operator and platform that is now YUM! Brands’ lead KFC franchisee in Ukraine. Mr. Stalowir served as Chief Executive Officer of GRG until September 2014, when, due to political and economic challenges in Ukraine, much of the investment activity in the country was suspended. GRG LLC continues to operate led by local management and recently announced the opening of an additional restaurant in the capital city of Kyiv. From 2010 to 2012, Mr. Stalowir served as Executive Partner of APTA Capital, LLC, a US private equity firm providing growth equity investments and operational leadership to consumer branded companies. From 2002 to 2010, Mr. Stalowir was Chief Executive Officer of Preferred Brand Holdings, LLC, a private equity fund backed by Emigrant Savings Bank, where he co-founded the consumer practice and led the investment and growth strategies for five portfolio companies in the food and beverage sector. From 1999 to 2001, he served as President, North American division of Tomra Systems, ASA, a publically traded Norwegian company and the global leader for beverage container return and processing systems and reverse vending machines. Prior, Mr. Stalowir served in marketing and general management positions with the Coca-Cola Company and the Quaker Oats Company.

Mr. Stalowir earned his MBA in Marketing and Finance with Distinction from the University of Michigan in 1990 and received dual BA degrees in Economics and Art History from the College of William and Mary in 1985.

There are no arrangements or understandings between Mr. Stalowir and any other persons pursuant to which he was appointed a director. Reed’s and Mr. Stalowir are negotiating Mr. Stalowir’s employment agreement. Mr. Stalowir will receive a base salary of $300,000 per annum, performance based cash bonus structure and equity comprised of stock options and/or restricted stock grants equal to 4% of Reed’s outstanding common stock, on a fully diluted basis. There are no current or proposed transactions in which Mr. Stalowir has a direct or indirect material interest in which Reed’s is involved and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of Reed’s total assets at year end for the last two completed fiscal years.

In conjunction with the appointment of Reed’s new Chief Executive Officer, Stefan Freeman stepped down from his position as Interim Chief Executive Officer and accepted the position of Chief Operating Officer of Reed’s, also effective June 28, 2017.

A copy of the press release issued by Reed’s announcing the new Chief Executive Officer and Chief Operating Officer is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release of Reed’s Inc. dated July 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 5, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer